Exhibit 99.1

FOR IMMEDIATE RELEASE

INOGEN APPOINTS ELIZABETH MORA AS BOARD CHAIRPERSON

- Ray Huggenberger Retires from Board -

Goleta, CA – December 30, 2021 – Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, announced today that Elizabeth (Beth) Mora was elected as Board Chairperson. Ms. Mora has served as a member of Inogen’s Board of Directors since May 24, 2021, and is also a member of the Audit and Compliance Committees. She assumes the role from Heath Lukatch, Ph.D., who has served as Chairperson of the Board since 2008. Dr. Lukatch will remain on the Board as a director and member of the Compensation Committee.

In addition, Ray Huggenberger, who has served on the Board since 2008, is retiring from the Board, and transitioning to an advisory role. Ms. Mora will replace Mr. Huggenberger as Chair of the Compliance Committee. Following Mr. Huggenberger’s retirement, the Board has been reduced to seven members.

“It has been an honor to serve as the Chairperson of Inogen’s Board of Directors and I am confident Beth is the right choice to assume the Chairperson position, as evidenced by the tremendous support she has received from her fellow directors,” said Dr. Lukatch. “As we continue to evolve Inogen, including recent changes we have made to our executive team, these alterations to the Board are consistent with our goal of transforming Inogen into a more prominent player in respiratory care. Beth’s leadership and operational experience at world-leading research institutions, combined with her track record on public company boards, including serving as a chair of several audit committees, will be instrumental in leading the Board and continuing Inogen’s growth. I look forward to continuing to work with her, other directors and the management team, as we continue on our path to transform Inogen.”

Dr. Lukatch continued: “Additionally, I want to thank Ray for his years of dedication to Inogen. In his prior roles as President and CEO as well as a Director, Ray has made significant contributions to the Company and we have benefitted immensely from his leadership, counsel and expertise. We wish him all the best.”

“Over the past seven months, I have worked closely with Beth and valued her partnership and counsel.” said Nabil Shabshab, President and CEO of Inogen. “I am very excited about continuing our thought partnership and collaboration to build a stronger Inogen.”

Ms. Mora said: “I am honored take on this new role as Chair of Inogen’s Board of Directors at such an important time in the Company’s evolution. I look forward to continuing to work alongside Nabil, Heath, and the rest of the Board and leadership team, as we continue to build on our strategic goals of increasing POC market penetration and improving patient access, all while delivering sustainable, long-term value for stockholders.”

Mr. Huggenberger added, “It has been an honor and a privilege to have the opportunity to work with so many talented colleagues at Inogen over the years. I am confident the company is well positioned for future success.”

In connection with these Board changes, Inogen director Kristen Miranda, has reclassified and become a Class III director, joining with Dr. Lukatch. Class I directors are comprised of Heather Rider and Ms. Mora and Class II directors are comprised of Loren McFarland, Benjamin Anderson-Ray and Nabil Shabshab.

About Inogen

We are a medical technology company offering innovative respiratory products for use in the homecare setting. We primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced changes to the Board of Directors, statements concerning or implying Inogen’s future financial performance, statements regarding Inogen’s goals and potential, and the ability of board and management personnel to contribute to the execution of  Inogen’s strategic plans and goals. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals.  In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor and Media Contacts

Bryan Locke, Mike DeGraff, Gabriella Coffey

Inogen-SVC@sardverb.com

(312) 895-4700